Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 24, 2000, relating to the financial statements and financial highlights of Limited Term New York Municipal Fund (the sole portfolio constituting Rochester Portfolio Series), which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
April 26, 2000